Exhibit 4.4

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                        SOY ENVIRONMENTAL PRODUCTS, INC.




                            CLASS B WARRANT AGREEMENT

                            For the Issuance of Up to
                     450,000 Common Stock Purchase Warrants



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
                                                                     Exhibit 4.4


                            CLASS B WARRANT AGREEMENT

         THIS CLASS B WARRANT AGREEMENT (the "Agreement") is made effective as of the 3rd day of July, 1997, among SOY ENVIRONMENTAL PRODUCTS, INC., a Delaware corporation (the "Company"), and FOX & COMPANY INVESTMENTS, INC. (the "Placement Agent").

                                    RECITALS:

         A. The Company has entered into an agreement (the "Placement Agreement") with the Placement Agent pursuant to which the Placement Agent has agreed to assist the Company in the placement of up to 15 Units, each Unit consisting of one $60,000 Senior Secured Convertible Notes and 60,000 Class A Warrants subject to the terms of the Placement Agreement (the "Offering").

         B. Under the terms of the Placement Agreement, the Company has agreed to issue the Placement Agent or its assignee 30,000 Class B Warrants (the "Placement Agent Warrants") per Unit sold in the Offering.

         C. Each Placement Agent Warrant entitles the holder to purchase one share of the Company's Common Stock at any time commencing one year after the issuance thereof and through September 30, 2007.

         D. The Company desires to provide for the form and provisions of the Placement Agent Warrants, the terms upon which the Placement Agent Warrants shall be issued and exercised, and the respective rights, limitation of rights, privileges and immunities of the Company, and the registered holders of the Placement Agent Warrants.

         E. All acts and things necessary to make the Placement Agent Warrants, when executed and delivered on behalf of the Company as provided in this Agreement, the valid, binding and legal obligations of the Company, and to authorize the execution and delivery of this Agreement, have been done and performed.

                                   AGREEMENT:

         NOW, THEREFORE, it is hereby agreed as follows:

                                                                     Exhibit 4.4

                                    SECTION 1
                        ISSUE OF PLACEMENT AGENT WARRANTS

         1.1 Issuance of Definitive Placement Agent Warrants. On any closing under the Placement Agreement (the "Warrant Date"), the Company will issue certificates, in substantially the form attached as Exhibit A hereto ("Warrant Certificates"), which are exchangeable for shares of the Company's common stock ("Common Stock") only as provided in Article 2 hereof and not after September 30, 2007. Each Placement Agent Warrant evidences the right of the registered holder thereof, subject to the terms and conditions hereof, to subscribe for one share of Common Stock of the Company.

         1.2 Execution and Delivery of Placement Agent Warrants. Each Warrant Certificate shall be dated as of the Warrant Date and shall be signed on behalf of the Company by the facsimile or manual signature of the Chief Executive Officer, President or Secretary of the Company. The Company may adopt and use the facsimile or manual signature of any person who is such an officer of the Company at the time of the execution of any Warrant Certificate, irrespective of the date as of which the same is executed, or of any person now or hereafter holding such office, notwithstanding the fact that at the time the Warrant Certificate is issued such person has ceased to be an officer of the Company. No Placement Agent Warrant shall be valid unless it shall have been signed and delivered as provided in this Section 1.2.

                                    SECTION 2
          DURATION, EXERCISE AND REDEMPTION OF PLACEMENT AGENT WARRANTS

         2.1 Duration of Placement Agent Warrants and Terms of Exercise. Each Placement Agent Warrant entitles the holder to purchase one share of Common Stock or equivalent security of any successor to the Company at a price of $1.20 per share (the "Purchase Price"), subject to adjustment as provided herein, for a term, commencing on the day following the one year anniversary of the Warrant Date and ending September 30, 2007 (the "Exercise Period"). The foregoing notwithstanding, if notice has been given as provided in Section 4.1 in connection with the liquidation, dissolution or winding up of the Company, the right to exercise Placement Agent Warrants shall expire at the close of business on the third full business day before the date specified in such notice as the record date for determining registered holders entitled to receive any distribution upon such liquidation, dissolution or winding up.

         2.2 Exercise of Placement Agent Warrants. Placement Agent Warrants may be exercised by surrendering, at the office of the Company, the Warrant Certificate evidencing such Placement Agent Warrants, together with a subscription in the form set forth on the reverse side of the Warrant Certificate, duly executed, and accompanied by the tender, in U.S. dollars, of either federal funds or a certified check or bank cashier's check, payable to the order of the Company for the applicable Purchase Price. The Placement Agent Warrants may be exercised from time to time and at any time during the Exercise Period, in minimum denominations of

                                                                     Exhibit 4.4

100. As soon as practicable after any Placement Agent Warrants have been so exercised, the Company shall cause to be issued and delivered to the holder, or upon the order of the registered holder of such Placement Agent Warrants, in such name or names as may be directed by the holder, a certificate or certificates for the number of full shares of Common Stock to which the holder is entitled, and if such Warrant Certificate shall not have been exercised in full, a new Warrant Certificate for the number of Placement Agent Warrants as to which such Warrant Certificate shall not have been exercised. All Warrant Certificates so surrendered shall be delivered to and cancelled by the Company.

         2.3 Common Stock Issued Upon Exercise of Placement Agent Warrants. All shares of Common Stock issued upon the exercise of Placement Agent Warrants shall be duly authorized, validly issued and outstanding, fully-paid and nonassessable. Fractional shares of Common Stock will not be issued upon exercise of a Placement Agent Warrant. With respect to any fraction of a share called for upon any such exercise hereof, the Company shall pay to the holder an amount in cash equal to such fraction multiplied by the "Current Market Price Per Share," which on any date shall be determined as follows:

                  (a) If the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on any such exchange, the Current Market Price Per Share shall be the average of the daily closing prices for the 30 consecutive trading days commencing 35 trading days before such date. If no sale is made on any trading day, the closing price shall be deemed to be the average of the closing bid and asked prices for such day on such exchange; or

                  (b) If the Common Stock is not listed or admitted to unlisted trading privileges on any exchange, the Current Market Price Per Share shall be the average of the 30 consecutive reported sale price (or prices, if applicable) or the mean of the last reported bid and asked prices reported by the National Association of Securities Dealers Automated Quotations System ("NASDAQ") or, if not so quoted on NASDAQ, as quoted by the National Quotations Bureau, Inc., for the 30 consecutive trading days commencing 35 days before such date; or

                  (c) If the Common Stock is not so listed or admitted to unlisted trading privileges and prices are not reported on NASDAQ or the National Quotations Bureau, Inc., the Current Market Price Per Share shall be the fair market value of the Common Stock as determined by the Board of Directors of the Company in good faith, whose determination shall be conclusive.

         2.4 Record Date of Shares. Irrespective of the date of issue and delivery of certificates for any Common Stock issuable upon the exercise of Placement Agent Warrants, each person in whose name any such certificate is issued shall be deemed to have become the holder of record of the shares represented thereby on the date on which the Warrant Certificate surrendered in connection with the subscription therefor was surrendered and payment of the Purchase Price was tendered. No surrender of Warrant Certificates on any date when the stock

                                                                     Exhibit 4.4

transfer books of the Company are closed, however, shall be effective to constitute the person or persons entitled to receive shares upon such surrender as the record holder of such shares on such date, but such person or persons shall be constituted the record holder or holders of such shares at the close of business on the next succeeding date on which the stock transfer books are opened. Except as otherwise provided in Section 3.2, each person holding any shares received upon exercise of Placement Agent Warrants shall be entitled to receive only dividends or distributions payable to holders of record on or after the date on which such person shall be deemed to have become the holder of record of such shares.

         2.5 Redemption of Placement Agent Warrants. The Company may not redeem the Warrants.

                                    SECTION 3
                          ADJUSTMENT OF PURCHASE PRICE,
             NUMBER OF SHARES OR NUMBER OF PLACEMENT AGENT WARRANTS

         3.1 General. The Purchase Price and the number of shares of Common Stock covered by each Placement Agent Warrant and the number of Placement Agent Warrants outstanding are subject to adjustment from time to time upon the occurrence of the events enumerated in this Article 3.

         3.2 Stock Dividends, Stock Splits, Combinations, Reclassification, etc. In case the Company shall at any time after the date of this Agreement (a) declare a dividend on the Common Stock payable in shares of Common Stock, (b) subdivide the outstanding Common Stock into a larger number of shares, (c) combine the outstanding Common Stock into a smaller number of shares, or (d) issue any shares of its capital stock in connection with a reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), the Purchase Price in effect at the time of the record date for such dividend or the effective date of such subdivision, combination or reclassification, and/or the number and kind of shares of stock issuable on such date shall be proportionately adjusted so that the holder of any Placement Agent Warrant exercised after such time shall be entitled, at no additional expense, to receive the aggregate number and kind of shares of stock and Placement Agent Warrants which, if such Placement Agent Warrant had been exercised immediately prior to such date, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

         3.3 Distribution of Assets. If at any time after the date hereof the Company shall make any distribution of its assets upon or with respect to its Common Stock, as a liquidating or partial liquidating dividend (other than upon a liquidation, dissolution or winding up of the Company as provided for in
Section 4.1, or other than as a dividend payable out of earnings or

                                                                     Exhibit 4.4

any surplus legally available for dividends under the laws of Arizona), each registered holder of any Placement Agent Warrant then outstanding shall, upon the exercise of such Placement Agent Warrant after the record date for such distribution or, in the absence of a record date, after the date of such distribution, receive in addition to the shares of Common Stock to which the holder would otherwise be entitled hereunder, such assets (or, at the option of the Company, a sum equal to the value thereof at the time of the distribution as determined by its Board of Directors in its sole discretion) which would have been distributed to such registered holder if the holder had exercised its Placement Agent Warrants immediately prior to the record date for such distribution or, in the absence of a record date, immediately prior to the date of such distribution.

         3.4 Consolidation, Merger and Sale of Assets. If, prior to the end of the Exercise Period, the Company shall at any time consolidate with or merge into another corporation, the holder of any Placement Agent Warrant will thereafter receive, upon exercise thereof, in lieu of the shares of Common Stock of the Company immediately theretofore issuable upon exercise of the rights then represented by the Placement Agent Warrants, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of the Common Stock of the Company equal to the number of shares of such Common Stock immediately theretofore issuable upon exercise of the Placement Agent Warrants, had such consolidation or merger not taken place. The Company shall take such steps in connection with such consolidation or merger as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or property thereafter deliverable upon the exercise of the Placement Agent Warrants. The Company or the successor corporation, as the case may be, shall execute and deliver to the Placement Agent a supplemental agreement so providing. The provisions of this Section 3.4 shall similarly apply to successive mergers or consolidations. A sale of all or substantially all of the assets of the Company for a consideration (apart from the assumption of obligations) consisting primarily of securities, shall be deemed a consolidation or merger for the foregoing purposes.

         3.5 Dividends in Convertible  Securities,  Options, Rights or Placement
Agent Warrants. In case the Company shall issue stock, securities, rights, options, convertible securities or warrants to all holders of the Common Stock entitling such holders to subscribe for or purchase Common Stock or securities convertible into Common Stock, each registered holder of any Placement Agent Warrant then outstanding shall, upon the exercise of such Placement Agent Warrant after the record date for such distribution or, in the absence of a record date, after the date of such distribution, receive in addition to the shares of Common Stock to which the holder would otherwise be entitled hereunder, such stock, securities, rights, options, convertible securities or warrants which would have been distributed to such registered holder if the holder had exercised its Placement Agent Warrants immediately prior to the record date for such distribution or, in the absence of a record date, immediately prior to the date of such distribution.

                                                                     Exhibit 4.4

         3.6 Form of Placement Agent Warrant. The form of Placement Agent Warrant need not be changed because of any change in the Purchase Price or the number of shares of Common Stock or Placement Agent Warrants issuable upon exercise of the Placement Agent Warrants pursuant to this Article 3 and Placement Agent Warrants issued after such change may state the same terms with respect to the Purchase Price and number of shares of Common Stock and Placement Agent Warrants issuable thereunder as stated in the Placement Agent Warrants initially issued pursuant to this Agreement. The Company may at any time, in its sole discretion, make any change in the form of Placement Agent Warrant that the Company may deem appropriate and that does not affect the substance thereof in a manner inconsistent with this Agreement. Any Placement Agent Warrant thereafter issued or countersigned, whether in exchange or substitution for an outstanding Placement Agent Warrant or otherwise, may be in the form so changed.

         3.7 Dividends. No registered holder of any Placement Agent Warrant shall, upon the exercise thereof, be entitled to any dividend that may have accrued or which may previously have been paid with respect to shares of stock issuable upon exercise of the Placement Agent Warrants except as specifically provided in this Section 3.

         3.8 Certification of Adjusted Purchase Price and Number of Shares and Placement Agent Warrants Issuable. Whenever the Purchase Price and the number of shares of Common Stock and Placement Agent Warrants issuable upon the exercise of each Placement Agent Warrant are adjusted as provided in this Section 3, the Company shall (a) promptly prepare an Officer's Certificate setting forth the Purchase Price as so adjusted, the number of shares of Common Stock and Placement Agent Warrants issuable upon the exercise of each Placement Agent Warrant as so adjusted and/or the number of Placement Agent Warrants as so adjusted and a brief statement of the facts accounting for such adjustment, (b) promptly file with the Placement Agent and with each transfer agent for the Common Stock a copy of such certificate and (c) mail a brief summary thereof to each registered holder of Placement Agent Warrants in accordance with Section
8.1. The term "Officer's Certificate" in this Agreement shall mean a certificate or instrument signed by one of the following: the Chief Executive Officer, the President, a Vice President, the Treasurer or the Secretary of the Company.

                                    SECTION 4
       OTHER PROVISIONS FOR PROTECTION OF PLACEMENT AGENT WARRANT HOLDERS

         4.1 Liquidation of the Company. In the event of the liquidation, dissolution or winding up of the Company, a notice thereof shall be filed by the Company with the Placement Agent and each transfer agent for the Common Stock (if the transfer agent is a person other than the Company) at least 30 days before the record date (which date shall be specified in such notice) for determining holders of the Common Stock entitled to receive any distribution upon such liquidation, dissolution or winding up. Such notice shall also specify the date on which the right to exercise Placement Agent Warrants shall expire, as provided in Section 2.1. A copy

                                                                     Exhibit 4.4

of such notice shall be published once in an Authorized Newspaper in Phoenix, Arizona, not more than 30 nor less than 20 days from such record date. Failure to give such notice, or any defect therein, shall not affect the legality or validity of the liquidation, dissolution or winding up, or of any distribution in connection therewith. The term "Authorized Newspaper" when used with reference to the publication of a notice provided for in this Agreement shall mean a newspaper printed in the English language and customarily published on each business day (whether or not published on Saturdays, Sundays or legal holidays) and of general circulation.

         4.2 Reservation of Shares. The Company shall reserve and keep available out of its authorized but unissued Common Stock such number thereof as shall from time to time be sufficient to permit the exercise of all outstanding Placement Agent Warrants. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient for such purposes, the Company will take such corporate action as may, in the opinion of its counsel be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

         4.3 No Rights as Stockholder Conferred by Placement Agent Warrants. The Placement Agent Warrants shall not entitle the registered holders thereof to any of the rights, either at law or in equity, of a stockholder of the Company.

         4.4 Lost, Stolen, Mutilated or Destroyed Placement Agent Warrants. If any Placement Agent Warrant becomes lost stolen, mutilated or destroyed, the Company may, on such terms as to indemnify or otherwise as may be reasonably required to save it harmless, issue a new Placement Agent Warrant of the denomination, tenor and date as the Placement Agent Warrant so lost stolen mutilated or destroyed. Any such new Placement Agent Warrant shall constitute an original contractual obligation of the Company whether or not the allegedly lost, stolen, mutilated or destroyed Placement Agent Warrant shall be at any time enforceable by any person.

         4.5 Enforcement of Placement Agent Warrant Rights. All rights of action in respect of this Agreement are vested in the respective registered holders of the Placement Agent Warrants. Any registered holder of any Placement Agent Warrant may in its own behalf and for its own benefit enforce, and may institute and maintain any suit action or proceeding against the Company suitable to enforce, or otherwise in respect of, the holder's right to exercise its Placement Agent Warrant for the purchase of stock in the manner provided in the Placement Agent Warrant and in this Agreement.

                                    SECTION 5
                    REGISTRATION OF PLACEMENT AGENT WARRANTS

         5.1 Piggyback Registration of Common Stock.

                                                                     Exhibit 4.4

                  (a) If the Company proposes to register any of its Common Stock under the Securities Act of 1933, as amended ("Securities Act"), on any registration statement, whether or not for its own account (other than by a registration statement on Form S-8 or other form which does not include substantially the same information as would be required in a form for the general registration of securities, would not be available for the Common Stock or relates to any employee benefit plan or reorganization of the Company), it shall as expeditiously as possible give written notice to all registered holders of Placement Agent Warrants of such holders' "Piggyback Registration Rights" as set forth in this Section 5.1. Upon the written request (which request shall, if applicable, specify that a holder shall be required to exercise the Placement Agent Warrants and the number of shares of Common Stock intended to be sold by such holder after exercise) of any holder made within 20 days after receipt of any such notice, the Company shall (subject to the additional terms of this Agreement) include in the registration statement the Placement Agent Warrants and/or the shares of Common Stock issuable upon exercise of such warrants ("Registrable Securities") which the Company has been so requested to register by the holder thereof and the Company shall keep such registration statement in effect and maintain compliance with each federal and state law or regulation for the period necessary for such holder to effect the proposed sale or other disposition (but in no event for a period greater than 120 days).

                  (b) If, at any time after giving written notice of its intention to register Registrable Securities in a Piggyback Registration but prior to the effective date of the related registration statement, the Company shall determine for any reason not to register any Common Stock, the Company shall give notice of such determination to each holder and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such Piggyback Registration (and shall not convert any of the shares into shares of Common Stock pursuant to Section 2, if applicable). All best efforts obligations of the Company shall cease if the Company determines to terminate prior to such effective date any registration pursuant to this Section 5.1.

                  (c) If a Piggyback Registration involves an offering by or through underwriters, all holders requesting to have their Registrable Securities included in the Company's registration statement must sell their Registrable Securities to the underwriters selected by the Company on the same terms and conditions as apply to other selling shareholders, and any holder requesting to have its Registrable Securities included in such registration statement may elect in writing, not later than three business days prior to the effectiveness of the registration statement filed in connection with such registration, not to have its Registrable Securities so included in connection with such registration.

                  (d) If a Piggyback Registration involves an offering by or through underwriters, the Company, except as otherwise provided herein, shall not be required to include Registrable Securities therein if and to the extent the underwriter managing the offering reasonably believes in good faith and advises each holder requesting to have Registrable

                                                                     Exhibit 4.4

Securities included in the Company's registration statement that such inclusion would materially adversely affect such offering, provided that if other selling shareholders who are employees, officers, directors or other affiliates of the Company have requested registration of securities in the proposed offering, the Company will reduce or eliminate such other selling shareholders' securities before any reduction or elimination of Registrable Securities held by holders of Placement Agent Warrants, and any such reduction or elimination (after taking into account the effect of preceding clause) shall be pro rata to all other holders of the securities of the Company exercising "piggyback registration rights" similar to those set forth herein in proportion to the respective number of shares of Registrable Securities they have requested to be registered.

         5.2 Demand Registration.

                  (a) At any time after the 12 month anniversary of the final Warrant Date and provided the Registrable Securities, upon exercise, are not otherwise qualified for sale under an exemption available under the Securities Act, holders of an aggregate of 50% of all outstanding Placement Agent Warrants may exercise their "Demand Registration Rights" as described herein for registration covering the public sale of Registrable Securities hereunder. As soon as practicable thereafter, the Company shall use its best efforts to file a registration statement with respect to the Registrable Securities which holders have requested to be registered and obtain the effectiveness thereof, and to take all other action necessary under any federal or state law or regulation to permit such Registrable Securities to be sold or otherwise disposed of, and the Company shall maintain such compliance with each such federal and state law and regulation for the period necessary for such holders to effect the proposed sale or other disposition; provided that the Company shall have the right to delay such registration under certain circumstances for up to 90 days during any 12 month period. The Company shall be required to effect one registration or qualification pursuant to this Section 5.2, and shall not be obligated to effect a registration during the six month period commencing with the date of any other registration under the Securities Act in which Registrable Securities were registered.

                  (b) The managing underwriter and the co-manager (if any), and the independent price required under the rules of the NASD (if any), of the offering pursuant to any registration under this Section 5.2 shall be selected and obtained by the Company.

                  (c) The Company may delay any registration  under this Section
5.2 for not more than 90 days if management determines in good faith that such delay is necessary to consummate a pending transaction. If the registration is delayed, management will notify the holders of Placement Agent Warrants within three weeks after receipt of notice specified in Section 5.2(a) of the delay but shall not be required to provide any information to any holder regarding the existence or the nature of any pending transactions.

                                                                     Exhibit 4.4

         5.3 Conditions Relating to Registration and Offer of Registrable Securities.

                  (a) Subject to paragraph (b) of this Section 5.3, the registration rights of the holders pursuant to this Agreement and the ability to offer and sell Registrable Securities pursuant to a registration statement are subject to the following conditions and limitations, and each holder agrees with the Company that:

                           (i) If the Company determines in its good faith judgment that the filing of a registration statement under Section 5.1 or Section 5.2 hereof or the use of any prospectus would require the disclosure of important information which the Company has a bona fide business purpose for preserving as confidential or the disclosure of which would impede the Company's ability to consummate a significant transaction, upon written notice of such determination by the Company, the rights of the holders to offer, sell or distribute any securities pursuant to the registration statement or to require the Company to take action with respect to the registration or sale of any securities pursuant to the registration statement (including any action contemplated by Section 5.4 hereof) will for up to 60 days in any 12 month period be suspended until the date upon which the Company notifies the holders in writing that suspension of such rights for the grounds set forth in this Section 5.3(a)(i) is no longer necessary.

                           (ii) If all reports required to be filed by the Company pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act"), have not been filed by the required date without regard to any extension, or if consummation of any business combination by the Company has occurred or is probable for purposes of Rule 3-05 or
         Article 11 of Regulation S-X under the Securities Act, upon written notice thereof by the Company to the holders, the rights of the holders to offer, sell or distribute any securities pursuant to the registration statement or to require the Company to take action with respect to the registration or sale of any securities pursuant to the registration statement (including any action contemplated by Section
         5.4 hereof) will for up to 60 days in any 12 month period be suspended until the date upon which the Company has filed such reports or obtained the financial information required by Rule 3-05 or Article 11 of Regulation S-X to be included in the registration statement.

                           (iii) In the case of the registration of any underwritten primary equity offering initiated by the Company (other than any registration by the Company on Form S-8, or a successor or substantially similar form, of (A) an employee stock option, stock purchase or compensation plan or of securities issued or issuable pursuant to any such plan, or (B) a dividend reinvestment plan), each holder agrees, if requested in writing by the managing underwriter or underwriters administering such offering, not to effect any offer, sale or distribution of securities (or any option or right to acquire securities) during the period commencing on the 10th day prior to the effective date of the registration statement covering such underwritten primary equity offering and ending on

                                                                     Exhibit 4.4

         the date specified by such managing underwriter in such written request to such holder, which period may be of a duration of 90 days or more.

                           (iv) In the event that the Company plans to repurchase or bid for securities of the Company in the open market, on a private solicited basis or otherwise, and the Company determines, in its reasonable good faith judgment and based upon the advice of counsel to the Company (which counsel shall be experienced in securities laws matters), that any such repurchase or bid may not, under Rule 10b-6 under the Exchange Act, or any successor or similar rule ("Rule 10b-6"), be commenced or consummated due to the existence or the possible commencement of a "distribution" (within the meaning of Rule 10b-6) as a result of any offers or sales by holders of any Registrable Securities, as the case may be, under any registration statement filed pursuant to this Agreement, the Company shall be entitled, for a period of 90 days or more, to request that holders of Registrable Securities, to suspend or postpone such distribution pursuant to such registration statement (a "10b-6 Election"). The Company shall, as promptly as practicable, give such holder or holders written notice of such 10b-6 Election, stating the basis for the Company's determination. As promptly as practicable following the determination by the Company that the holders or holders may commence or recommence their distribution pursuant to the registration statement without causing the Company to be in violation of Rule 10b-6, the Company shall give such holder or holders written notice of such determination.

                  (b) Notwithstanding the provisions of Section 5.3(a) above, the aggregate number of days (whether or not consecutive) during which the Company may delay the effectiveness of a registration statement or prevent offerings, sales or distribution by the holders thereunder pursuant to Section 5.3(a) shall in no event exceed 180 days during any 12-month period.

                  (c) The Company may require each selling holder of Registrable Securities, as a condition to the inclusion of the Registrable Securities of such selling holder in the registration statement or in any offering thereunder, as the case may be, to furnish to the Company such information regarding the holder and the distribution of such securities as the Company may from time to time reasonably request (which request shall be confirmed in writing if requested by the Company) in order to comply with applicable law and such other information as may be legally required in connection with such registration or offering, and the holder shall promptly provide such information and a written consent to the inclusion of such information in the registration statement or any prospectus or supplement thereto; provided that the failure of any holder to provide such information to the Company shall not in any way affect the obligations of the Company hereunder with respect to any other holder.

                                                                     Exhibit 4.4

         5.4 Registration Procedures. In connection with the obligations of the Company with respect to the registration statement pursuant to Section 5.1 or
Section 5.2, hereof and subject to Section 5.3 hereof, the Company shall:

                  (a) (i) prepare and file with the Commission a registration statement on the appropriate form under the Securities Act, (A) which form shall be selected by the Company and shall be available for the sale of the Registrable Securities in accordance with the intended method or methods of distribution by the selling holders thereof (provided that the Company shall not be required to use any form other than Form S-1, S-2 or S-3 or any successor form and shall not be required to file more than one registration statement with the Commission) and (B) which registration statement shall comply as to form in all material respects with the requirements of the applicable form and include or incorporate by reference all financial statements required by the Commission to be so included or incorporated by reference, further provided that subject to the registration statement and prospectus being in compliance with the requirements of the Securities Act and the Exchange Act (including all rules and regulations of the Commission thereunder), the Company has the sole discretion to determine the form, substance and presentation of any financial or other information included in any registration statement or prospectus, and whether such information should be included in such registration statement or prospectus; and (ii) use its reasonable best efforts to cause such registration statement to become effective and remain effective in accordance with Section
5.1 and Section 5.2 hereof;

                  (b) prepare and file with the Commission such amendments and post-effective amendments to the registration statement as may be necessary to keep such registration statement effective for the applicable period; and cause each prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act;

                  (c) in the event that any federal law or regulation binding on the Company and adopted after the date hereof so requires (and would also so require if the Registrable Securities were being offered in a primary offering by the Company rather than by the holders), use its reasonable best efforts to cause such Registrable Securities to be registered with or approved by such other federal governmental agencies or authorities in the United States, if any, as may be required by virtue of the business and operations of the Company to enable the selling holders to consummate the disposition of such Registrable Securities;

                  (d) furnish to each holder of Registrable Securities and to each managing underwriter of an underwritten offering of Registrable Securities pursuant to Section 4(1) of the Securities Act, if any, without charge, as many copies of each prospectus, including each preliminary prospectus, and any amendment or supplement thereto as such holder or underwriter may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Securities;

                                                                     Exhibit 4.4

                  (e) use its reasonable best efforts to register or qualify the Registrable Securities under all applicable state securities or "blue sky" laws of such jurisdictions as any holder of Registrable Securities of such class covered by the registration statement shall, on 20 days prior written notice, reasonably request in writing. Such notice to be sent at any time prior to the applicable registration statement being declared effective by the Commission. The Company shall maintain such registration or qualification in effect during the applicable period provided in Section 5.1 or Section 5.2 hereof; provided, however, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 4(e); (ii) subject itself to taxation in any such jurisdiction; (iii) make any change to its Articles or Incorporation or Bylaws; or (iv) become subject to general service of process in any jurisdiction where it is not then so subject;

                  (f) notify each holder of Registrable Securities as promptly as practicable after becoming aware thereof and (if requested by any such holder) confirm such notice in writing (i) when the registration statement has become effective and when any post-effective amendments and supplements thereto become effective; (ii) of any request by the Commission or any state securities authority for amendments and supplements to the registration statement and any prospectus or for additional information relating to the Registrable Securities or the registration or qualification thereof after the registration statement has become effective; (iii) of the issuance by the Commission or any state securities authority of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose;
(iv) if the representations and warranties of the Company contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to the Registrable Securities cease to be true and correct in any material respect prior to the closing date specified in such agreement (provided such notice shall be given only to holders which are parties to the agreements pursuant to which such representations and warranties are made), or if the Company receives any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose; and (v) of the happening of any event during the period (other than any suspension period referred to in Section 5.3(a)) during which the registration statement is required hereunder to be effective as a result of which the registration statement or any prospectus would contain an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading;

                  (g) use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of the registration statement or the qualification of the Registrable Securities for sale in any jurisdiction as promptly as practicable;

                  (h) furnish to each holder of Registrable Securities, without charge, at least one conformed copy of the registration statement and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested in writing);

                                                                     Exhibit 4.4

                  (i) cooperate with the holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold pursuant to the registration statement and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the selling holders may reasonably request (in each case, provided such certificates are requested in writing at least three business days prior to any delivery thereof);

                  (j) upon the occurrence of any event contemplated by Section 5.4(f)(v) hereof, use its reasonable best efforts as promptly as practicable to prepare and file with the Commission a supplement or post-effective amendment to the registration statement or the related prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, such prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                  (k) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of 12 months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act;

                  (l) use its reasonable best efforts to (i) cause all Registrable Securities to be listed or quoted on any securities exchange or quotation system on which the Company's outstanding Common Stock is then listed or quoted; and

                  (m) obtain a CUSIP number for all Registrable Securities not later than the effective date of the registration statement.

Each holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5.4(f)(v) hereof, such holder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 5.4(j) hereof, or until it is advised in writing by the Company that the use of such prospectus may be resumed and, if so directed by the Company, such holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice; provided, however, that the Company shall use its reasonable best efforts to promptly prepare and provide to the holders a supplemented or amended prospectus contemplated by such Section 5.4(j) hereof. In the event the Company shall give any such notice, the period during which such registration statement

                                                                     Exhibit 4.4

shall be maintained effective shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to
Section 5.4(f)(v) hereof to including the date when each holder of Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 5.4(j) hereof.

         5.5 Registration Expenses.

                  (a) The Company will bear all reasonable expenses incident to the performance of or compliance with its obligations under this Agreement, including, without limitations, all registration and filing fees, all fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of one firm of counsel for the holders and any underwriters in connection with blue sky qualifications of the Registrable
Securities), printing expenses, messenger and delivery expenses, internal expenses (including, without limitation, all salaries and expenses of the officers and employees of the Company performing legal or accounting duties), and reasonable fees and disbursement of counsel for the Company and its independent certified public accountants (including the reasonable expenses of any special audit or comfort letters required by or incident to such performance), securities acts liability insurance (if the company elects to obtain such insurance), the reasonable fees and expenses of any special experts retained by the Company in connection with such registration, reasonable fees and expenses of any other persons retained by the Company and the fees and expenses associated with any required filing with the National Association of Securities Dealers, Inc. ("NASD") (all such expenses being herein called "Registration Expenses"). Notwithstanding the foregoing, the Company is not required to pay any fees or expenses of holders, underwriters, the holder's or any underwriter's counsel (other than the blue sky counsel referred to above) or accountant or any other advisers, including any transfer taxes, underwriting, brokerage and other discounts and commissions and finders' and similar fees payable in the respect of Registrable Securities.

                  (b) Each holder shall pay all costs and expenses incurred by such holder (including all transfer taxes, underwriting, brokerage and other discounts and commissions and finders' and similar fees payable in respect of Registrable Securities). To the extent that any Registration Expenses are incurred, assumed or paid by any holder or any placement or sales agent therefor or underwriter thereof with the Company's prior written consent, the Company shall reimburse such person for the full amount of the Registration Expenses so incurred, assumed or paid within a reasonable time after receipt of a written request therefor. Any Registration Expenses submitted by any holder, placement or sales agent or underwriter or on behalf of any such person for payment by the Company shall be itemized in detail and contain clear and accurate receipts of all expenditures made by such parties.

                                                                     Exhibit 4.4

         5.6 Indemnification; Contribution.

                  (a) The Company agrees to indemnify and hold harmless each holder and each "person," if any, that controls such holder within the meaning of Section 15 of the Securities Act for, from and against any and all loss, liability, claim, damage and expense (including attorneys' fees) to the extent resulting from any untrue statement or alleged untrue statement of a material fact contained in any registration statement pursuant to which Registrable Securities were registered under the Securities Act (or any amendment thereto), including all documents incorporated therein by reference, or from the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statement therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any prospectus (or any amendment or supplement thereto), including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as any such misstatement or omission or alleged misstatement or omission is made therein in reliance upon and in conformity with information furnished to the Company by such holder in writing expressly for use in a registration statement (or any amendment thereto) or any prospectus (or any amendment or supplement thereto) relating to the Registrable Securities. As used in this
Section 5.6(a), the term "holder" shall include its officers, directors and agents.

                  (b) Each holder agrees to indemnify and hold harmless the Company, its directors and officers and each "person," if any, who controls the Company within the meaning of Section 15 of the Securities Act to the same extent as the foregoing indemnity from the Company to such holder, but only with respect to information furnished in writing by such holder or on such holder's behalf expressly for use in any registration statement (or any amendment thereto) or any prospectus (or any amendment or supplement thereto) relating to the Registrable Securities, or any amendment or supplement thereto; provided that the obligations or any holder to indemnify the Company and the other persons referred to above shall be limited to the proceeds received by such holder from the sale of such Registrable Securities pursuant to such registration statement.

                  (c) If any action or proceeding (including any governmental investigation) shall be brought or asserted against any person entitled to indemnification hereunder, the indemnified party shall give prompt written notice to the indemnifying party, and the indemnifying party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the indemnified party, and shall assume the payment of all expenses in connection with such defense. The indemnified party or any controlling person of such indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party or such controlling person unless (i) the indemnifying party shall have agreed to pay such fees and expenses; or (ii) the indemnifying party shall have failed to assume the defense for such action

                                                                     Exhibit 4.4

or proceeding and to employ counsel reasonably satisfactory to the indemnified party in any such action or proceeding; or (iii) the named parties to any such action or proceeding (including any impleaded parties) include both the indemnified party or such controlling person and the indemnifying party, and such indemnified party or such controlling person shall have been advised by counsel that counsel employed by the indemnifying party would, under applicable professional standards, have a conflict in representing both the indemnifying party and the indemnified party or such controlling person, in which case, if such indemnified person or such controlling person notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action or proceeding of separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, and shall not be liable for the reasonable fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for such indemnified party and such controlling persons, which firm shall be designated, if the holders (or their controlling persons) are the indemnified parties, in writing by the holders of a majority of the outstanding Registrable Securities owned by holders who are then entitled to such indemnity in connection with such action or proceeding and if the Company is the indemnified party, by the Company. No party shall be liable for any settlement of any such action or proceeding effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent, or if there is a final judgment for the plaintiff in any such action or proceeding, the indemnifying party agrees to indemnify and hold harmless such indemnified party and such controlling person from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.

                  (d) (i) If the  indemnification  provided  for in this Section
5.6 is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the indemnified party and the indemnifying party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                           (ii) The  parties  hereto  agree that it would not be
just and equitable if contribution pursuant to this Section 5.6(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party
                                       17

                                                                     Exhibit 4.4

as a result of the losses, claims, damages, expenses, liabilities, or judgements referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 5.6(d), no holder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such selling holder were offered to the public pursuant to such registration statement exceeds the amount of any damages which such selling holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person found guilty by a court of competent jurisdiction of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not found guilty by a court of competent jurisdiction of such fraudulent misrepresentation.

                  (e) Neither the Company nor the holders shall have any obligation under this Agreement (other than as set forth in this Section 5.6) to provide the other with indemnification or contribution in respect of any losses, claims, damages, liabilities or expenses referred to in this Section 5.6; provided, however, that the provisions of this Section 5.6 shall not relieve an indemnifying party from liability which it may have to an indemnified party other than with respect to the matters referred to in this Section 5.6.

         5.7 Commission Filings.

                  The Company covenants that it will file the reports required to be filed by it under the Exchange Act and the rules and regulations adopted by the Commission thereunder in a timely manner as determined by applicable rules and interpretations under the Exchange Act. Upon the written request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with such requirements.

                                    SECTION 6
               TRANSFER AND OWNERSHIP OF PLACEMENT AGENT WARRANTS

         6.1 Negotiability and Ownership. Placement Agent Warrants issued hereunder shall be registered and transferable only by transfer on the books of the Company. Presentations may be made and notices and demands may be served at the office of the Company.

         6.2 Placement Agent Warrant Register. The Company shall cause to be kept a register or registers in which, subject to such reasonable regulations as the Company may prescribe, the Company shall register transfer of Placement Agent Warrants as herein provided. Upon surrender for transfer of any Placement Agent Warrant, the Company shall sign, authenticate and deliver in the name of the transferee or transferees a new Warrant Certificate for a like amount of Placement Agent Warrants.

                                                                     Exhibit 4.4


         6.3 Exchange of Placement Agent Warrants. On and after the Placement Agent Warrant Date and prior to the end of the Exercise Period, Warrant Certificates may be surrendered at the office of the Company for exchange, and, upon cancellation thereof, there shall be issued and delivered in exchange therefor, one or more new Warrant Certificates, as requested by the registered holder of the cancelled Warrant Certificate, for the same aggregate number of shares of Placement Agent Warrants evidenced by the Warrant Certificate so cancelled. In case of any exchange pursuant to this Section 6 or a transfer of a Warrant Certificate, the Company may make a charge for reimbursement of any stamp or other tax or governmental charge required to be paid in connection therewith, but no other charge shall be made to the Placement Agent Warrant holder for any transfer or issue of new Warrant Certificate in case of any such exchange.

         6.4 Restrictions on Transferability.

                  (a) The Placement Agent Warrants and the Common Stock issuable upon exercise of a Placement Agent Warrant (the "Exercise Shares") shall not be transferable except upon the conditions hereinafter specified, which conditions are intended to ensure compliance with the provisions of the Securities Act and any applicable state securities laws, in respect of the transfer of any Placement Agent Warrants or any Exercise Shares.

                  (b) Each Warrant Certificate initially issued under this Agreement and each Warrant Certificate issued in exchange therefor shall bear on the face thereof a legend substantially as follows:

         THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE OFFERED OR SOLD ONLY IF REGISTERED UNDER APPLICABLE SECURITIES LAWS OR IF AN EXEMPTION THEREFROM IS AVAILABLE. THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF ARE TRANSFERABLE ONLY UPON THE CONDITIONS SPECIFIED IN THE WARRANT AGREEMENT REFERRED TO HEREIN. A COPY OF THE WARRANT AGREEMENT WILL BE PROVIDED TO THE REGISTERED HOLDER THEREOF UPON REQUEST TO THE COMPANY.

                  (c) Each certificate for Exercise Shares initially issued upon the exercise of any Placement Agent Warrant and each certificate for shares of Exercise Shares issued to a subsequent transferee of such certificate shall, unless otherwise permitted by the provisions of Section 6.4(d), bear on the fact thereof a legend substantially as follows:

         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED,

                                                                     Exhibit 4.4

         AND MAY BE OFFERED OR SOLD ONLY IF REGISTERED UNDER APPLICABLE SECURITIES LAW OR PURSUANT TO AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY STATING THAT SUCH REGISTRATION IS NOT REQUIRED. THE TRANSFER OF SUCH SHARES IS SUBJECT TO CERTAIN CONDITIONS. THE PROVISIONS OF WHICH WILL BE PROVIDED TO THE REGISTERED HOLDER HEREOF UPON REQUEST BY THE COMPANY, AND NO TRANSFER OF SUCH SHARES SHALL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED.

                  (d) In the event that a registration statement covering any Placement Agent Warrant or Exercise Shares shall become effective under the Securities Act and under any applicable state securities laws or in the event that the Company shall receive an opinion of its counsel that, in the opinion or such counsel, such legend is not, or is no longer, necessary or required with respect to such shares (including, without limitation, because of the availability of the exemption afforded by Rule 144 of the general rules and regulations of the Commission), the Company shall or shall instruct its transfer agents and registrars to, remove such legend from the certificates evidencing such Placement Agent Warrant or Exercise Shares or issue new certificates without such legend in lieu thereof. Upon the written request of the holder of any Placement Agent Warrants or Exercise Shares, the Company covenants and agrees forthwith to request its counsel to render an opinion with respect to the matters covered by this paragraph and to bear all expenses in connection with such opinion of its counsel.

                  (e) The holder of each Placement Agent Warrant or any Exercise Shares, by acceptance thereof, agrees to give prior written notice to the Company of such holders intention to transfer such Placement Agent Warrant or such Exercise Shares (or any portion thereof), describing briefly the manner and circumstances of the proposed transfer, together with an opinion of counsel to the effect that the proposed transfer may be effected without registration or qualification under any federal or state law. Unless the Company shall have received an opinion from counsel to the Company (which opinion shall be obtained by the Company not more than ten days after notice of a proposed transfer) that the proposed transfer may not be effected without registration or qualification under federal or state law, such holder shall be entitled to transfer such Placement Agent Warrant or such Exercise Shares, all in accordance with the terms of the notice delivered by such holder to the Company. All fees and expenses of counsel for the Company in connection with the rendition or the opinion provided for in this Section 6.4(e) shall be paid by the Company.

                  (f) If in the opinion of either counsel referred to in Section 6.4(e) a proposed transfer of a Placement Agent Warrant or Exercise Shares requested by the holder thereof may not be effected without registration or qualification under applicable federal or state law, the Company shall promptly give written notice to the holder who proposed to transfer the Placement Agent Warrant or Exercise Shares (or any portion thereof) that the holder shall not consummate the proposed transfer and the reasons therefor. No Placement Agent Warrant or

                                                                     Exhibit 4.4

Exercise Shares (or any portion thereof) for which a transfer has been proposed pursuant to Section 6.4(e) may be transferred in the manner proposed if registration thereof under the Securities Act would be required in the opinion of either counsel mentioned above.

         6.5 Agreement of Placement Agent Warrant Holders. Every holder of a Warrant Certificate, by accepting the same, consents and agrees with the Company and with all other Placement Agent Warrant holders that: (a) the Placement Agent Warrants are transferrable only as permitted by Section 6.1 above; (b) the Placement Agent Warrants are transferable only on the registry books of the Company as herein provided; and (c) the Company may deem and treat the person in whose name the Warrant Certificate is registered as the absolute owner thereof and of the Placement Agent Warrants evidenced thereby for all purposes whatsoever, and the Company shall not be affected by any notice to the contrary, whether such notice be in the form of notations on the Warrant Certificates or otherwise.

                                    SECTION 7
                                  MODIFICATION

         The Placement Agent may, without the consent or concurrence of the registered holders of the Placement Agent Warrants by supplemental agreement or otherwise, concur with the Company in making any changes or corrections in these presents as to which it shall have been advised by counsel (who may but need not also be counsel for the Company) that the same are not prejudicial to the rights of the Placement Agent Warrant holders as indicated by the general sense or intent of the original language and are required for the purpose of curing or correcting the inconsistent provision or clerical omission or mistake or manifest error herein.

                                    SECTION 8
                      CERTAIN DEFINITIONS AND OTHER MATTERS

         8.1 Notice of Proposed Actions. In case the Company shall propose (a) to pay any dividend payable in stock of any class or to make any other distribution to the holders of its Common Stock (other than a cash dividend), or
(b) to offer to the holders of its Common Stock rights or warrants to subscribe for or to purchase any additional shares of Common Stock, or (c) to effect any stock dividend, stock split, combination or reclassification of its Common Stock, or (d) to effect any distribution of assets or capital reorganization, merger, consolidation or sale, transfer or other disposition of all or substantially all of its assets or business, or (e) to effect the liquidation, dissolution or winding-up of the Company, or (f) to effect any other transaction which would, upon consummation, result in a change in the Purchase Price of the Placement Agent Warrants or the number of shares of Common Stock and Placement Agent Warrants issuable upon exercise of the Placement Agent Warrants pursuant to Section 2 and 3 hereof, the Company shall give notice to each holder of a Placement Agent Warrant in accordance with Section 8.02 of such proposed action, which shall specify the date on which a

                                                                     Exhibit 4.4

record is to be taken for purposes of such proposed transaction. Such notice shall be given not later than 15 days prior to the record date for determining the holders of Common Stock for purposes of such action or, if no record date is required, not later than 15 days prior to the date of the taking of such proposed action.

         8.2 Notices. Any notice or demand authorized by this Agreement to be given or made by the Placement Agent or by the holder of any Warrant Certificate to or upon the Company shall be sent by first class mail, postage prepaid, addressed (until another address or notice of address change is filed in writing by the Company with the Placement Agent) and received by the noticed party as follows:

                  Soy Environmental Products, Inc.
                  8855 Black Canyon Freeway
                  Suite 2000
                  Phoenix, Arizona  85021
                  Facsimile:  (602) 997-5658

Any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Warrant Certificate to or on the Placement Agent shall be deemed given or made if sent by first class mail, postage prepaid, addressed (until another address is filed in writing by the Placement Agent with the Company) and received by the noticed party as follows:

                  Fox & Company Investment, Inc.
                  6232 North 32nd Street
                  Phoenix, Arizona  85018
                  Facsimile:  (602) 224-2499

Notices or demands authorized by this Agreement to be given or made by the Company or the Placement Agent to the holder of any Warrant Certificate shall be deemed given or made if sent first class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

         8.3 Payment of Taxes. The Company will from time to time promptly pay or make provision for the payment of any and all taxes and charges which may hereafter be imposed by the laws of the United States or of any state or any local governmental unit thereof and which shall be payable with respect to the issuance or delivery to or upon the order of the registered holders of the Placement Agent Warrants (upon the exercise of the right to subscribe) of Common Stock of the Company pursuant to the terms of such Placement Agent Warrants and of this Agreement, but the Company shall not be obligated to pay any transfer taxes in respect of the Placement Agent Warrants or such shares.

                                                                     Exhibit 4.4

         8.4 Applicable Law. The validity, interpretation and performance of this Agreement and the validity and interpretation of the Placement Agent Warrants shall be governed by the laws of the State of Arizona.

         8.5 Copies of Agreement. A copy of this Agreement shall be provided to any registered holder of a Placement Agent Warrant or Exercise Shares upon written request thereof to the Company. A copy of this Agreement shall also be available at all reasonable times at the office of the Company for examination by the registered holder of any Placement Agent Warrant. Any such registered holder may be required to submit his Placement Agent Warrant for inspection before being entitled to receive a copy of this Agreement or to make such examination.

         IN WITNESS WHEREOF, this Agreement shall been duly executed by the parties hereto under their respective corporate seals, as of the date first above written.


                                SOY ENVIRONMENTAL PRODUCTS, INC.,
                                an Delaware corporation

                                By   /s/ Sean F. Lee
                                   ---------------------------------------------
                                     Sean F. Lee, Chief Executive Officer



                                FOX & COMPANY INVESTMENTS, INC.,
                                an Arizona corporation

                                By   /s/ Thomas A. Cifelli
                                   ---------------------------------------------
                                     Thomas A. Cifelli, Executive Vice President

                                                                     Exhibit 4.4

                                    EXHIBIT A

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE OFFERED OR SOLD ONLY IF REGISTERED UNDER APPLICABLE SECURITIES LAWS OR IF AN EXEMPTION THEREFROM IS AVAILABLE. THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF ARE TRANSFERABLE ONLY UPON THE CONDITIONS SPECIFIED IN THE WARRANT AGREEMENT REFERRED TO HEREIN. A COPY OF THE WARRANT AGREEMENT WILL BE PROVIDED TO THE REGISTERED HOLDER THEREOF UPON REQUEST TO THE COMPANY.


                        SOY ENVIRONMENTAL PRODUCTS, INC.

                           CLASS B WARRANT CERTIFICATE


No. __________                                              Warrants to Purchase
                                                               __________ Shares

         THIS IS TO CERTIFY that, or registered assigns, is the registered holder ("Holder") of the number of Class B Warrants ("Placement Agent Warrants") set forth above, each of which entitles the holder to purchase, subject to the terms and conditions set forth in the Class B Warrant Agreement, dated July 3, 1997, which is hereby incorporated herein and made a part hereof, and as hereinafter set forth, fully paid and non-assessable shares of the common stock ("Common Stock"), of Soy Environmental Products, Inc., a Delaware corporation (the "Company"), or equivalent security of any successor thereto at a purchase price of $1.20, as adjusted, for a term commencing on the one year anniversary hereof and ending September 30, 2007, and to receive one or more certificates for the Common Stock or equivalent securities so purchased, upon satisfaction of one or more conditions precedent set forth herein and presentation and surrender to the Company at 8855 Black Canyon Freeway, Suite 2000, Phoenix, Arizona 85021 with the form of subscription duly executed, and accompanied by payment of the purchase price of each share purchased, in U.S. dollars, either in cash or by certified check or bank cashier's check, payable to the order of the Company. Placement Agent Warrants are exercisable in minimum denominations of 100. Fractional shares of the Company's Common Stock will not be issued upon the exercise of the Placement Agent Warrants.

         The Company covenants and agrees that all shares of Common Stock delivered upon the exercise of these Placement Agent Warrants will, upon delivery, be fully paid and non-assessable. The Placement Agent Warrants shall not be exercisable in any jurisdiction where

                                                                     Exhibit 4.4

exercise would be unlawful. The Company will use its best efforts to qualify the shares that may be purchased upon exercise of these Placement Agent Warrants for sale in all jurisdictions where holders of the Placement Agent Warrants reside. However, the Company shall not be required to honor the exercise of the Placement Agent Warrants if, in the opinion of the Board of Directors, upon advice of counsel, the sale of securities upon exercise of the Placement Agent Warrants would be unlawful.

         The number of shares of Common Stock, or other equivalent equity security, issuable upon the exercise of these Placement Agent Warrants and the purchase price shall be subject to adjustment from time to time, in certain events, as set forth in the Placement Agent Warrant Agreement, including certain sales of additional stock, stock options, convertible securities, distribution of stock dividends, stock splits, reclassifications or mergers.

         The Company agrees at all times to reserve or hold available, or cause to reserve or hold available, a sufficient number or shares of its Common Stock, or other equivalent equity security, to cover the number of shares, or other equivalent equity security, issuable upon the exercise of these and all other Placement Agent Warrants of like tenor then outstanding.

         This Warrant Certificate does not entitle the holder hereof, either at law or in equity, to and voting rights or other rights as a shareholder of the Company, or to any other rights whatsoever except the rights expressly herein set forth, and no dividend shall be payable or accrue in respect of these Placement Agent Warrants or the interest represented hereby, or the shares that may be purchased upon exercise hereof until or unless, and except to the extent that, these Placement Agent Warrants shall be duly exercised.

         This Warrant Certificate is exchangeable at any time prior to expiration upon the surrender hereof by the registered holder to the Company for one or more new Warrant Certificates of like tenor and date representing in the aggregate the right to purchase the number of shares that may be purchased upon exercise hereof, each of such new Warrant Certificates to represent the right to purchase such number of shares as may be designated by the registered holder at the time of such surrender. The Placement Agent Warrants and the shares of Common Stock issuable upon exercise of the Placement Agent Warrants are subject to restriction on transferability as described in the Warrant Agreement.

         The Company may deem and treat the registered holder of this Warrant Certificate at any time as the absolute owner hereof and of the Placement Agent Warrants covered hereby for all purposes and shall not be affected by any notice to the contrary.

         The Placement Agent Warrants evidenced by this Warrant Certificate are subject to the terms of the Warrant Agreement which is available upon request by the registered holder of this Certificate or Company or at the office of the Company. The Warrant Agreement is incorporated herein by reference and made a part hereof and reference is hereby made to the

                                                                     Exhibit 4.4

Warrant Agreement for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Company and the holders of the Placement Agent Warrants.

         This Warrant Certificate shall not be valid or obligatory for any purpose unless signed by the Company.

         IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be executed by its duly authorized officers.


                                     SOY ENVIRONMENTAL PRODUCTS, INC.


                                     By_________________________________________

                                     Its________________________________________

                                                                     Exhibit 4.4


                      [FORM OF REVERSE SIDE OF CERTIFICATE]

                                 ASSIGNMENT FORM


To assign this Class B Warrant, fill in the form below:

I or we assign and transfer this Class B Warrant to: (Insert Assignee's Social Security or Tax Identification No.)

________________________________________________________________________________

________________________________________________________________________________
               (Pen or type assignee's name, address and zip code)

and irrevocably appoint ____________________________ as agent to transfer this Class B Warrant on the books of the Company. The agent may substitute another to act for him.



Date:__________________  Your Signature:________________________________________
                                       (Sign exactly as your name appears on the other side of this Warrant Certificate)


Signature Guarantee:____________________________________________________________



By________________________________________
The signature should be guaranteed by an eligible guarantor institution (a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program) pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934.

                                                                     Exhibit 4.4

                                  SUBSCRIPTION
                (To be completed and signed only upon an exercise
                  of the Class B Warrants in whole or in part)

TO:  Soy Environmental Products, Inc.

         The undersigned, the holder of the attached Class B Warrants, hereby irrevocably elects to exercise the purchase right represented by the Class B Warrants for, and to purchase thereunder, shares of Common Stock (as such terms are defined in the Class B Warrant Agreement dated July 3, 1997, from Soy Environmental Products, Inc. (or other securities or property), and herewith makes payment of $______ therefor in cash or by certified or official bank check. The undersigned hereby requests that the Certificate(s) for such securities be issued in the name(s) and delivered to the address(es) as follows:

Name:___________________________________________________________________________

Address:________________________________________________________________________

Deliver to:_____________________________________________________________________

Address:________________________________________________________________________

         If the foregoing Subscription evidences an exercise of the Class B Warrants to purchase fewer than all of the shares of Common Stock (or other securities or property) to which the undersigned is entitled, please issue a new Class B Warrant Certificate, of like tenor, for the remaining Class B Warrants (or other securities or property) in the name(s), and deliver the same to the address(es), as follows:

Name:___________________________________________________________________________

Address:________________________________________________________________________

DATED:___________________, 19__.

                                 _______________________________________________
                                 (Name of Holder)

                                 _______________________________________________
                                 (Signature of Holder or Authorized Signatory)

                                 _______________________________________________
                                 (Social Security or Taxpayer Identification
                                 Number of Holder)
                                       A-5